UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2014 (November 20, 2014)

CASTLE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	33-37809-NY	77-0121957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East Sunrise Highway, Suite 311, Freeport, NY 11520

(Address of principal executive offices)

(516) 378-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 20, 2014, Castle Holding Corp. (“CHOD”) executed and closed a Stock Purchase Agreement by and between CHOD, John V. Cappello (“JVC”) Cappello’s Inc. (“Cappello’s”), Castle Holding Corp. Deferred Compensation Plan for Benefit of George R. Hebert (“CHCDCPFBOGRH”), Michael J. Studer (“MJS”), Kathleen E. Studer Pastore (“KES”), and Kristin A. Studer Godsey (“KAS”) (See Exhibit 10.1 attached). Pursuant to the Stock Purchase Agreement, JVC and Thomas Prendercast (“TP”) purchased a total of 20,000,000 shares of CHOD common stock from CHCDCPFBOGRH (10,000,000 shares), MJS (3,333,334 shares), KAS (3,333,333 shares) and KES (3,333,333 shares) at a price of $0.01 per share or $200,000 total. Also pursuant to the Stock Purchase Agreement, CHOD issued a total of 7,000,000 shares of CHOD common stock to Cappello’s (controlled by JVC) in exchange for (1) Cappello’s assignment of a License Agreement between Cappello’s, Inc. and Emergent Health Corporation (“EMGE”) dated August 26, 2014 to CHOD effective January 1, 2015 (2,000,000 shares), (2) 2,000,000 shares of EMGE common stock (2,000,000 shares), and (3) $45,000 cash (3,000,000 shares). As a result of the transactions completed pursuant to the Stock Purchase Agreement, JVC now owns 16,000,000 shares of CHOD common stock (or 36.3% of the 44,073,010 shares of CHOD common stock outstanding after the transactions), Cappello’s now owns 7,000,000 shares of CHOD common stock (or 15.9% of the 44,073,010 shares of CHOD common stock outstanding after the transactions), and TP now owns 4,000,000 shares of CHOD common stock (or 9.1% of the 44,073,010 shares of CHOD common stock outstanding after the transactions).

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

See Item 2.01 above.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

See Item 2.01 above.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On November 20, 2014, Teresa M. Hebert resigned as director of Castle Holding Corp.

On November 20, 2014, John V. Cappello was appointed chief executive officer and a director of Castle Holding Corp.

On November 20, 2014, Catherine Band (daughter of John V. Cappello) was appointed assistant secretary of Castle Holding Corp.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Changes in Statement of Financial Condition from September 30, 2014 to November 20, 2014 (subsequent to closing of the Stock Purchase Agreement) (unaudited) – see attached.

(c) Exhibit numbers and descriptions:

Exhibit No.	Description
10.1	Stock Purchase Agreement dated November 20, 2014 and Exhibits A, B, and C thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE HOLDING CORP.

Dated: November 26, 2014	By:	/s/ John V. Cappello
John V. Cappello
Chief Executive Officer

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CASTLE HOLDING CORP. AND SUBSIDIARIES

Changes in Statement of Financial Condition

From September 30, 2014 to November 20, 2014 (Subsequent to closing of the Stock Purchase Agreement)

(Unaudited)

	September 30, 2014	October 1, 2014 to November 20, 2014 transactions	November 20, 2014
Assets
Cash and cash equivalents	$20,639	$(1) (20,000)	$45,219
		(2) (420)
		(3) 45,000
Marketable securities, at market value	129	-	129
Restricted cash and marketable securities, at market value	331,453	(2) (9,402)	322,051
2,000,000 restricted shares, Emergent Health Corporation (“EMGE”) common stock (4)	-	(3) 250,000	250,000
Rights to license agreement between Cappello’s, Inc. and Emergent Health Corp.	-	(3) 30,000	30,000
Other assets	2	-	2
Total assets	$352,223	$295,178	$647,401

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued expenses	$116	$(1) (29)	$87
Loans payable to affiliates	3,081	-	3,081

Total liabilities	3,197	(29)	3,168

Stockholders' equity:
Preferred stock, $.01 par value; authorized 9,000,000 shares, none issued and outstanding	-	-	-
Class A Convertible Preferred stock, $.01 par value; authorized 1,000,000 shares, issued and outstanding 699,250 and 699,250 shares, respectively; liquidation preference of $699,250 and $699,250, respectively	6,993	-	6,993
Common stock, $.0025 par value; authorized 100,000,000 shares, issued 37,629,510 and 44,629,510 shares, respectively (net of 261,000 shares "stopped" and requested to be cancelled)	94,074	(3) 17,500	111,574
Common stock held in FBO Accounts as treasury stock -576,500 and 576,500 shares, respectively - at cost	(32,620)	-	(32.620)
Additional paid-in capital	1,516,142	(3) 307,500	1,823,642
Accumulated deficit	(1,235,563)	(1) (19,971)	(1,265,356)
		(2) (9,822)
Total Stockholders' equity	349,026	295,207	644,233
Total liabilities and stockholders' equity	$352,223	$295,178	$647,401

Notes

(1)	To reflect spin-off of Castle Advisors Inc. effective November 17, 2014. See Form 8-K filed October 29, 2014.
(2)	To reflect operations for the period October 1, 2014 to November 20, 2014.
(3)

To reflect Stock Purchase Agreement dated November 20, 2014 (see Item 2.01 above). The 7,000,000 restricted shares of Castle Holding Corp. common stock issued to Cappello’s, Inc. have been valued at the estimated fair value of the property received in exchange for the shares.

(4)	The closing trading price of Emergent Health Corporation (EMGE) free trading common stock on November 20, 2014 was $0.49 per share.

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